For more information contact:

Jeffrey W. Farrar

Executive Vice President and Chief Financial Officer

(434) 964-2217

STELLARONE CORPORATION ANNOUNCES EARNINGS CALL

Charlottesville, Virginia, July 23, 2008 - StellarOne Corporation (NASDAQ: STEL) today announced that it will release its second quarter 2008 results on Tuesday, July 29, 2008, before the market opens. StellarOne Corporation's management will also host a webcast and conference call in connection with its earnings announcement, at 10:00 AM ET, to discuss results and answer questions.

To access a link to the webcast, visit www.StellarOne.com and click on Investor Relations. To participate in the conference call, dial toll free (877) 545-1407 (no pass code required) approximately 5 - 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 1:00 PM ET on Tuesday, July 29, 2008 through 12:00 AM ET on Tuesday, August 12, 2008, by dialing toll free (888) 203-1112 and using pass code #5255402.

About StellarOne Corporation

StellarOne Corporation is a traditional community banking provider, offering a full range of business and consumer banking services, including trust and asset management services. Through the activities of its affiliate, StellarOne Bank, the Company operates 64 full-service branches, 4 loan production offices, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.